UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2006

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

            California

        0-20610

  93-1017959

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

National Tax Credit Investors II, a California limited partnership (the “Registrant”), has a 98.9% limited partnership interest in Michigan Beach Limited Partnership, an Illinois limited partnership (the “Partnership”), which owns Michigan Beach Apartments (“Michigan Beach”), a 239-unit apartment complex located in Chicago, Illinois. The Registrant has no remaining investment balance in the Partnership at March 31, 2006.

The general partner of the Registrant is National Partnership Investments Corp. (“NAPICO”). An affiliate of NAPICO serves as the general partner of the Partnership and another NAPICO affiliate manages Michigan Beach.

On June 9, 2006, the Partnership entered into a purchase and sale contract with a third party, Catalano & Associates, an Illinois corporation (the “Purchaser”), to sell Michigan Beach to the Purchaser for a total sales price of $13,700,000. The closing is estimated to occur in the fourth quarter of 2006; however the closing may be earlier or later based upon conditions in the purchase and sale contract. The Registrant is also the holder of the second mortgage note encumbering the Partnership, with a principal and accrued interest balance of approximately $5,202,000 at May 31, 2006. The Registrant anticipates sales proceeds to be sufficient to allow for repayment of the first mortgage encumbering the Partnership and to allow for repayment of the second mortgage held by the Registrant, and anticipates any proceeds received in connection with the sale of Michigan Beach to be applied towards amounts accrued and payable to affiliates of NAPICO and to the Registrant’s reserves.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

(a California Limited Partnership)

By:

National Partnership Investments Corp.

General Partner

By:

/s/David R. Robertson

David R. Robertson

President and Chief Executive Officer

Date:

June 16, 2006